EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Caspian Services, Inc. on Form 10-KSB/A-1 for the transition period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Laird Garrard, Chief Executive Officer of Caspian Services, Inc., certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The amended Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the amended Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 29, 2007	/s/ Laird Garrard
Laird Garrard, Principal Executive Officer